                                                                      Exhibit 11

                              CN BIOSCIENCES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             THREE MONTHS ENDED
                                                                  MARCH 31
                                                            ---------------------
                                                              1997         1996
                                                            --------     --------
Net income (loss)                                                810          464

Average common shares outstanding                              5,161        1,848

Net effect of dilutive common share equivalents
based on the treasure stock method                               364          199

Adjustments to reflect requirements of the
Securities and Exchange Commission (Effect
of SAB 83)                                                      --             50
                                                            --------     --------

Adjusted shares outstanding                                    5,525        2,097
                                                            --------     --------

Historical net income (loss) per share reflecting
requirements of the SEC                                     $   0.15     $   0.22
                                                            --------     --------

Effect of assumed conversion of preferred
shares from date of issuance                                    --          1,380
                                                            --------     --------

Adjusted shares outstanding                                    5,525        3,477
                                                            --------     --------

Pro Forma net income (loss) per share                       $   0.15     $   0.13
                                                            --------     --------